                                                                EXHIBIT 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about August 28, 1996 for the registration of 500,000 shares of common stock) pertaining to the Employee Stock Purchase Plan of First USA, Inc. of our report dated July 19, 1995, with respect to the consolidated financial statements of First USA, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP
                                       Ernst & Young LLP

Dallas, Texas
August 28, 1996